Exhibit 10.20

                     STOCK INCENTIVE COMPENSATION AGREEMENT

This Stock Incentive Compensation Agreement made and entered into as of this 10th day of March, 1997, by and between Dennis Lewis of 1857 Route 88 North, Newark, New York 14513 ("Lewis"), Gary German of 820 Coventry Drive, Webster, New York 14580 ("German") and Paul Wolf of 15 Manitoba Woods Lane, Spencerport, New York 14559 ("Wolf") (collectively hereinafter referred to as the "Ultimate Officers") and Tridex Corporation, a Connecticut corporation, with its principal place of business at 61 Wilton Road, Westport, Connecticut ("Tridex" or the "Company") and Ultimate Technology Corporation, a New York corporation ("Ultimate"),

                                    RECITALS

The Ultimate Officers are the senior executive management of Ultimate which is a wholly-owned subsidiary of Tridex. Each of the Ultimate Officers entered into Employment Agreements (the "January, 1993 Employment Agreement") with Ultimate on January 20, 1993, which Employment Agreements expire on April 4, 1998. At the time the Ultimate Officers entered into the January, 1993 Employment Agreements, they also entered into an Employee Performance and Compensation Agreement with Ultimate and Tridex dated January 20, 1993 (the "Performance Agreement"). The Ultimate Officers and Tridex have reached agreement for entering into new employment agreements and for termination of the Performance Agreement, and for the entry into this Agreement and new employment agreements effective upon the Effective Date hereof.

NOW, THEREFORE, in consideration of the promises and agreements herein contained, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Ultimate Officers and Tridex agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings unless the context shall otherwise require:

     a.   "Commission" means the United States Securities and Exchange
          Commission.
     b. "Closing Value" means on any day the price of the last trade of a security on a national exchange, or if no trade occurred on that day the average of the closing bid and asked prices.
     c. "Employment Agreements" means those certain employment agreements between Ultimate and each of German, Lewis and Wolf, dated of even date herewith.
     d.   "Exchange Act" means the Securities Exchange Act of 1934, as amended.
     e.   "German" - See Introduction.
     f.   "Holder" means any of German, Lewis or Wolf.
     g.   "Indemnified Party" - See Section 13(c).
     h.   "Indemnifying Party" - See Section 13(c).
     i.   "January, 1993 Employment Agreements" - See Introduction.
     j.   "Lewis" - See Introduction.
     k.   "Net TransAct Proceeds" - See Section 7
     l.   "Performance Agreement" - See Introduction
     m.   "Piggyback Registration" - See Section 10.
     n. "Pledge Agreements" means those certain Pledge Agreements between Ultimate and each Ultimate Officer, dated of even date herewith, a form of which is attached hereto as Exhibit A.
     o. "Spin Off" means the distribution of TransAct Stock to holders of Tridex Stock.
     p.   "TransAct" means TransAct Technologies, Inc., a Delaware corporation.
     q. "TransAct Stock" means shares of TransAct Common Stock, par value $0.01 per share.
     r. "TransAct Valuation Date" means a date selected by Tridex a Valuation Date for determining the fair market value of any or all TransAct Stock then subject to the Pledge Agreement.
     s.   "Tridex" - See Introduction.
     t. "Tridex Pledged Stock" means Tridex Stock pledged to Ultimate by each Ultimate Officer pursuant to Section 3 hereof.
     u.   "Tridex Stock" means shares of Tridex Common Stock, no par value.
     v. "Valuation Date" means as the context requires (i) the date shares of TransAct Stock are sent to the Transfer Agent for registration in the name of the Ultimate Officers, (ii)any TransAct Valuation Date, or
          (iii) the date of the Spin-Off.

     w. "Transfer Agent" means as the context requires, the transfer agent from time to time for with TransAct Stock or Tridex Stock.
     x. "Sharing Percentages" means as to Lewis - 46%, as to German - 29% and as to Wolf - 25%, or if this Agreement shall be terminated as to any one of German, Lewis or Wolf in accordance with Section 8 prior to January 3, 1999, then the Sharing Percentages for the remaining Ultimate Officers shall be such officer's Sharing Percentage divided by the Sharing Percentages of all Ultimate Officers then party to this Agreement.
     y.   "Ultimate" - See Introduction.
     z.   "Ultimate Officers" - See Introduction.
     aa.  "Wolf" - See Introduction.

2. Termination of Employee Performance Agreement. The Performance Agreement is hereby terminated, and none of the parties to the Performance Agreement shall have any further obligation thereunder.

3. Tridex Representations and Conditions Precedent. Tridex represents to the Ultimate Officers that it has (a) received a ruling from the Internal Revenue Service that the Spin-Off will be tax free to holders of Tridex Stock, (b)received a No Action Letter from the Securities & Exchange Commission that shares of TransAct Stock received by holders of restricted Tridex securities will not be restricted securities except to the extent that the holders are affiliates of TransAct, and (c) that the shares of Tridex Stock, when delivered to the Ultimate Officers, will be validly issued, fully paid and non-assessable.

4.   Delivery of Tridex Shares.

     a. Within two (2) business days of the date hereof, Tridex shall issue and deliver to each Ultimate Officer a number of Tridex Shares equal to the product of (a) 100,000 and (b) such Ultimate Officer's then Sharing Percentage, which such shares shall be restricted securities and shall bear the legends as hereinafter provided. Each share certificate shall bear a restrictive legend as follows:

                  "The shares represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933 as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated, unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.."

     b. Concurrent with the execution and delivery of this Agreement each Ultimate Officer has executed and delivered to Ultimate a Pledge Agreement. Fifty (50%) percent of Tridex Stock received by each Ultimate Officer shall be pledged to Ultimate pursuant to the Pledge Agreement and shall be immediately delivered to Ultimate with stock powers attached to be held by Ultimate pursuant to the terms of this Agreement and the Pledge Agreement. In addition, such Tridex Pledged Stock and any TransAct Stock received by each Ultimate Officer as a dividend with respect to Tridex Pledged Stock shall bear a further legend as follows:

                  "The Shares represented by this Certificate are subject to that Certain Stock Incentive Compensation Agreement, dated March 10, 1997 between the recordholder and Tridex Corporation and may not be sold or transferred except pursuant to such Agreement and are further subject to forfeiture by the recordholder upon the happening of certain events as more fully set forth in said Stock Incentive Compensation Agreement."

5.   Additional Distribution.

     a. On the date of the Spin-Off, the number of shares of TransAct Stock received by the Ultimate Officer not subject to the Pledge Agreement shall be valued based on the Closing Valuation. If and to the extent that the Closing Value of the such TransAct Stock shall be less than $600,000, Tridex shall direct Ultimate to release from the Pledge Agreement and deliver to the Ultimate Officers a number of shares of TransAct Stock based upon the Closing Value on the date of the Spin-Off sufficient so that the value of total shares of TransAct Stock received by the Ultimate Officers by virtue of the Tridex Stock received pursuant to Section 4 and this Section 5a (and not subject to the Pledge Agreement) will have a Closing Value on the


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

          date of the Spin-Off equal to $600,000. Additionally Tridex will cause the Transfer Agent to remove any restrictive legends with respect to such TransAct Stock so delivered to the Ultimate Officers.

     b. On January 2, 1998 Tridex will direct Ultimate to release from the Pledge Agreement and deliver to the Ultimate Officers in accordance with their then respective Sharing Percentages, fifty percent (50%) of the remaining shares of TransAct and Tridex Stock then held pursuant to the Pledge Agreement and fifty percent (50%) of the net proceeds of any sale of TransAct Stock pursuant to Section 7 hereof then being held by Ultimate. On January 2, 1999, unless this Agreement has been terminated pursuant to Section 8 with respect to any Ultimate Officer, Tridex, shall direct to Ultimate to release from the Pledge Agreement and deliver to the Ultimate Officers in accordance with their then Sharing Percentages the balance of the shares of Tridex and TransAct Stock and cash or other securities then being held by Ultimate pursuant to the Pledge Agreement.

     c. All shares of Tridex Stock delivered to the Ultimate Officers pursuant to this Section 5 shall be restricted securities and bear the legend set forth in Section 4.a. hereof. Tridex shall cause the Transfer Agent to remove the legend set forth in paragraph 4. b. from all TransAct Stock and Tridex Stock delivered pursuant to this Section 5.

     d. Any payments or distributions required to be made by Ultimate pursuant to this Sections 5 shall be reduced by any federal, state or local withholding obligations incurred by Ultimate as a result of such distribution as determined by its independent public accountant and Ultimate is authorized to sell a sufficient number of shares of TransAct Stock to satisfy such withholding obligations prior to making any distribution thereof in the event that the Net TransAct Proceeds which otherwise would be distributed are insufficient to satisfy such withholding obligations unless the Ultimate officer shall pay to Ultimate the amount of any such insufficiency.

6. Tridex Guarantee. Tridex guarantees to each Ultimate Officer that in the aggregate the total value of the TransAct Stock received by him from Tridex using the sum of Closing Values on each Valuation Date shall equal or exceed the product of $1.2 million and such Officer's Sharing Percentage (the "Guarantee Amount"). The Tridex guarantee shall terminate as to any Ultimate Officer with respect to whom this Agreement is terminated pursuant to Section 8 hereof. If, on January 3, 1999 the total value of the TransAct Stock received by each Ultimate Officer valued as aforesaid shall be less than such Officer's Guarantee Amount, Tridex shall, within ten (10) days, pay to each such Ultimate Officer an amount equal to the difference between his Guarantee Amount and the value of the TransAct Stock theretofor delivered to such Ultimate Officer valued in accordance with the provisions of this paragraph.

7. TransAct Valuation Date/Ultimate Officers Option. At any time and from time to time upon one business day actual notice to each Ultimate Officer, Tridex may set the TransAct Valuation Date with respect to TransAct Stock held by Ultimate pursuant to the Pledge Agreement. Upon receipt of such notice, each Ultimate Officer shall have the right to instruct Tridex to cause Ultimate to sell any or all TransAct Stock which was subject of such notice. Upon receipt of such instructions, Ultimate shall sell such TransAct Stock in an orderly fashion and the net proceeds of such sale shall be distributed in accordance with this Section 7. The Guarantee Amount with respect to such Officer's shall be reduced by the amount of proceeds. From the proceeds, Ultimate will (a) immediately pay to itself an amount determined by its independent public accountants as necessary to satisfy any federal, state or local withholding obligations Ultimate may have with respect to each Ultimate Officer by reason of such Officer's election to sell and (b) on or before March 31 of the year following the year in which the sale occurs, distribute to such Ultimate Officer cash equal to the positive difference, if any, between: (1) the excess of: (i) the actual tax liability of such Ultimate Officer for the calendar year in which the sale occurred, over (ii) the tax liability which such Ultimate Officer would have incurred had the proceeds of a sale of TransAct Stock for such taxable year not been included in such Ultimate Officer's gross income (as defined in the Internal Revenue Code of 1986) (such amount to be calculated by such Ultimate Officer at Ultimate's cost and communicated to Ultimate on or before March 15, and subject to reasonable verification by Tridex's independent public accountants), over (2) the amount of such withholding paid by Ultimate with respect to any proceeds of sale of TransAct Stock during such calendar year. The balance (the "Net TransAct Proceeds") shall remain subject to this Agreement and the Pledge Agreement and shall be invested by Ultimate in United States obligations with a maturity of not more than two years. The account and/or securities in which such proceeds are placed or invested shall designate that the owner thereof is the appropriate Ultimate Officer but that the account or securities are subject to this Agreement and the Pledge


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

     Agreement. All interest paid with respect to the Net TransAct Proceeds or securities shall be paid to, or paid over by Ultimate to, the Ultimate Officer for whom the account was opened or for whose benefit the securities were purchased. In the event an Ultimate Officer does not elect to sell all the TransAct Stock which was subject of a TransAct Valuation Date notice, the TransAct Stock subject to the notice shall be valued at the Closing Value on the TransAct Valuation Date and the value of TransAct Stock as so determined with respect to each Ultimate Officer shall reduce such Officer's Guarantee Amount.

8. Early Termination. Notwithstanding any provisions herein to the contrary, if prior to January 3, 1999 an Ultimate Officer's Employment Agreement shall be terminated for Cause, as that term is defined in such Employment Agreement, or if the Ultimate Officer shall voluntarily terminate his employment with Ultimate then Ultimate shall have the right to and shall sell all TransAct Stock then subject to the Pledge Agreement with such terminated Ultimate Officer. The net proceeds of such sale, any securities owned by terminated Ultimate Officer then pledged pursuant to Section 7 hereof and the Pledged Tridex Stock shall be the property of Ultimate free and clear of any claims thereto by such Terminated Ultimate Officer.

     Upon the death or disability, as that term is defined in the Employment Agreement, prior to December 31, 1998 of an Ultimate Officer, Ultimate shall release from the Pledge Agreement with respect to such deceased or disabled Ultimate Officer, Net TransAct Proceeds, and all sale TransAct and Tridex Stock and shall make the following transfers:

     a. If such death or disability takes place prior to January 1, 1998, then that portion equal to fifty percent (50%) of the Net TransAct Proceeds and a number of shares of TransAct Stock and Tridex Stock multiplied in each case by a fraction, the numerator of which shall be the number of days having elapsed in 1997 prior to the date of such death or disability and the denominator of which shall be 365, shall be paid (or delivered in the case of stock) to the estate or to the disabled Ultimate Officer, as the case may be; or

     b. If the date of such Ultimate Officer's death or disability shall occur after December 31, , 1997 but prior to January 1, 1999, then Ultimate shall distribute to the estate of such Ultimate Officer or to the disabled Ultimate Officer an amount equal to the Net TransAct Proceeds, a number of shares of TransAct Stock, and Tridex Stock, multiplied in each case by a fraction, the numerator of which shall be the number of days in 1998 having elapsed prior to the date of such death or disability and the denominator of which shall be 365.

     c. Ultimate shall sell the TransAct Stock not so delivered pursuant to the foregoing Subsections a. or b. and the cash proceeds thereof together with remaining securities and Pledged Tridex Stock shall be retained by Ultimate free of any claims of such deceased or disabled Ultimate Officer.

     d. Any payments or distributions required to be made by Ultimate pursuant to this Sections 8 shall be reduced by any federal, state or local withholding obligations incurred by Ultimate as a result of such distribution as determined by its independent public accountant and Ultimate is authorized to sell a sufficient number of shares of TransAct Stock to satisfy such withholding obligations prior to making any distribution thereof in the event that the Net TransAct Proceeds which otherwise would be distributed are insufficient to satisfy such withholding obligations unless the Ultimate officer shall pay to Ultimate the amount of any such insufficiency.

9. Representations. Each Ultimate Officer represents to Tridex on the date hereof, and agrees that such representation shall be deemed made at the date of any release of the Tridex Stock from the Pledge Agreement, that:

     a. He is an "accredited investor" for purposes of Regulation D under the Securities Act and that it is acquiring the Tridex Stock for its own account, and not with a view to selling or otherwise distributing the Tridex Stock in violation of the Securities Act;

     b. He has sufficient knowledge and experience in investing in companies similar to Tridex so as to be able to evaluate the risks of its investment in Tridex and is able to financially bear the risks thereof;


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

     c. It has had the opportunity to discuss Tridex's, business, financial affairs and management with the Tridex's management and has received (or had made available to it) any financial and business documents requested by it;

     d. He understands that (a) the shares of Tridex Stock have not been registered under the Securities Act of 1933 by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rules 505 or 506 under the Securities Act, (b) such shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or is exempt from registration thereunder, (c) such shares will bear a legend to that effect, and (d) the Company will make a notation on its transfer books to such effect.

10.  Registration Rights

     a. "Piggy-Back" Registration. If the Company proposes to register any of its Tridex Stock under the Securities Act in connection with any public offering whether or not for sale for its own account following the date hereof (other than a registration on Form S-8 relating solely to the sale of securities to participants in a stock plan offered by the Company or a registration on Form S-1 or S-4 relating to an acquisition), the Company shall promptly give each Holder written notice of such registration. Upon the written request of any Holder given within thirty (30) days after such notice, the Company shall use its best efforts to cause a registration statement covering all of the Tridex Stock then owned by such Holder (the "Registerable Securities") that each such Holder has requested to be registered to become effective under the Securities Act. The Company shall be under no obligation to complete any offering of its securities it proposes to make under this Section 10 and shall incur no liability to any Holder for its failure to do so. Notwithstanding any other provisions of this
          Section 10, if the managing underwriter for the offering advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registerable Securities which would otherwise be so underwritten, and the number of shares of Registerable Securities that may be included in the underwriting shall be allocated as follows:

          (i) First, to the Company for shares requested to be sold by it in such offering.

          (ii) Second, to the Holders for shares to be sold by them in such offering in accordance with their initial Sharing Percentage.

          In no event shall the rights granted to the Holder in this Agreement reduce the number of Registerable Securities to be included in any offering by the Company. In the event that any limitation is imposed hereunder on the number of Registerable Securities that any Holder may include in such offering, the registration rights provided herein shall continue in full force and effect with respect to any remaining unregistered Registerable Securities of such Holder or any Tridex Stock thereafter delivered to such Holder pursuant to this Agreement; provided that the registration rights granted pursuant to this agreement shall terminate on January 1, 2001.

     b. Selection of Underwriters. In any Piggyback Registration, the Company shall (unless Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

     c. Expenses. Tridex shall pay all registration expenses in connection with one registration of Registerable Securities requested pursuant to this Section 3; provided that each Holder of Registerable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registerable Securities pursuant to a registration statement effected pursuant to this Section 10.

11.  Obligations of the Company

     In connection with the registration of any Registerable Securities, the Company shall take the following actions as expeditiously as reasonably possible:

     a. prepare and file with the Commission a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will


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

          furnish to one counsel, selected by the Holders, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel);

     b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than nine (9) months, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     c. upon request, furnish to each seller of Registerable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by each such seller;

     d. use its best efforts to register or qualify such Registerable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registerable Securities owned by such Holder; provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

     e. notify each seller of such Registerable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registerable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; that upon such notification by the Company, each seller of such Registerable Securities will not offer or sell such Registerable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

     f. provide a transfer agent and registrar for all such Registerable Securities not later than the effective date of such registration statement;

     g. enter into such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Registerable Securities; and,

     h. permit each Holder, in its sole and exclusive judgment which might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 13(b) hereof.

12.  Cooperation by Prospective Sellers, Etc.

     a. Each prospective seller of Registerable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registerable Securities.

     b. The failure of any prospective seller of Registerable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless in the


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          reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

     c. each selling Holder shall enter into and perform its obligations under an underwriting agreement with the managing underwriter for such offering in customary form not inconsistent with this Agreement, including furnishing any opinion of counsel and agreeing to indemnification obligations reasonably requested by the managing underwriter, but in no event will any Holder be liable for indemnification obligations in excess of the net offering proceeds received by such Holder.

13.  Indemnification

     a. Indemnification by the Company. The Company will indemnify the Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such person and each person, if any, who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to such person and relating to any action or inaction required of such person in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by the Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such prospectus, offering circular or other document.

     b. Indemnification by the Holder. The Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and the officers, directors and partners of each such person and each person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and the Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by the Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and provided further that the Holder's liability hereunder with respect to any particular registration shall be limited to an amount equal to the proceeds received by the Holder from the Registerable Securities sold by the Holder in such registration.

     c. Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 13 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 13 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this Section 13 except


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          to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 13 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

14.  Contribution in Lieu of Indemnification

     If the indemnification provided for in Section 13 hereof is unavailable to a party that would have been an Indemnified Party under any such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 14. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 14 shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from any person who was not guilty of such fraudulent misrepresentation.

15.  Reports Under The Exchange Act

     In order to provide the Holder the benefits of Rule 144 under the Securities Act to sell securities of the Company to the public without registration, the Company agrees to:

     a. Public Information. Make and keep public information available as those terms are understood and defined in Rule 144, at all times after the date hereof.

     b. Timely Filing. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     c. Compliance; Information. Furnish to any Holder, so long as Holder owns any Registerable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
          (ii) the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of Rule 144 rights to sell Registerable Securities to the public without registration.

16.  Lockup Agreement

     The Holder, if the Company or the managing underwriters so request in connection with any underwritten registration of the Company's Securities, will not, without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven days prior to, and during the ninety (90) day period commencing on the effective date of such underwritten registration, except in connection with such underwritten registration.

17.  Participation In Underwritten Registrations

     No person may participate in any underwritten registration pursuant to this Agreement unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and
     (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. The Holder shall be entitled at any time to withdraw such Registerable Securities from such registration prior to its effective date in the event that the Holder shall disapprove of any of the terms of the related underwriting agreement but only if the Holder is permitted to do so by the managing underwriters or pursuant to any agreement therewith.

18.  Miscellaneous

     a. Amendments and Waivers. The provisions of this Agreement, including the provisions of this paragraph (a), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Agreement may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of each Holder to any such amendment, modification, supplement, waiver or consent.

     b. Term. Subject to the provisions of Section 10(a), the agreements of the Company contained in this Agreement shall continue in full force and effect so long as the Holder holds any Registerable Securities.

     c. Notices. Except as provided in Section 7, all notices provided for or permitted hereunder shall be made in writing by hand delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set after such Holder's name in the Introduction with a copy to:
               Michael R. McEvoy, Esq.
               Harter, Secrest & Emery
               700 Midtown Tower
               Rochester, New York 14804

               and

          (ii) if to the Company, at:
               61 Wilton Road
               Westport, Connecticut 06880

               with a copy to:
               Stephen J. Carlotti
               Hinckley, Allen & Snyder
               1500 Fleet center
               Providence, Rhode Island 02903

          and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 18(c).

          All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     d. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, subsequent holders of Registerable Securities agreeing to be bound by all of the terms and conditions of this Agreement by executing an Instrument of Accession.

     e. Counterparts. This Agreement may be executed in four or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     f. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning construction or effect.

     g. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut , without giving effect to principles of conflicts of law.

     h. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     i. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registerable Securities.

This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

The parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

                                        Tridex Corporation


                                        By: /s/  Seth M. Lukash
                                           -------------------------------------
                                            Chairman and Chief Executive Officer


                                        /s/  Gary German
                                        ----------------------------------------
                                        Gary German


                                        /s/  Dennis Lewis
                                        ----------------------------------------
                                        Dennis Lewis


                                        /s/  Paul Wolf
                                        ----------------------------------------
                                        Paul Wolf


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